UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 5, 2010

The Gabelli Global Multimedia Trust Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	811-08476	13-3767317
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Corporate Center
Rye, New York 10580-1422
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 1-800-422-3554

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events.

On March 8, 2010, the Board of Directors (the “Board”) of the Fund authorized the reinstitution of the Fund’s distribution policy for the Fund’s common shareholders and set the distribution rate at 10%.  The Board will determine the quarterly distribution amount and timing of the initial distribution pursuant to the 10% annual distribution policy at its next scheduled board meeting in May 2010.   A copy of the press release announcing the Board’s decision is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

On March 5, 2010, The Gabelli Global Multimedia Trust Inc. (the “Fund”) filed a complaint in the United States District Court, District of Maryland, against Western Investment LLC, Western Investment Hedged Partners LP, Western Investment Total Return Partners LP, Western Investment Total Return Fund Ltd. and Arthur D. Lipson (collectively, the “Defendants”), alleging violations of 15 U.S.C. § 80a-12(d)(1)(A)(i) and Section 48(a), 15 U.S.C. § 80a-48(a) of the Investment Company Act of 1940. The Fund is seeking, among other things, injunctive relief preventing the Defendants, and others acting in concert with them, from violating Sections 12(d)(1)(A)(i) and 48(a), and enjoining Defendants, and others acting in concert with them, from voting more than 3% of their shares at the Fund’s upcoming annual meeting of shareholders. In connection therewith, the Fund has also filed a Motion for Preliminary Injunction and a Motion for Expedited Discovery. A copy of the complaint is attached to this Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated March 8, 2010.

99.2

Complaint, filed March 5, 2010, The Gabelli Global Multimedia Trust Inc. v. Western Investment LLC, Western Investment Hedged Partners LP, Western Investment Total Return Partners LP, Western Investment Total Return Fund Ltd. and Arthur D. Lipson (United States District Court, District of Maryland).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Gabelli Global Multimedia Trust Inc.

Date: March 8, 2010	By:	/s/ Agnes Mullady
Name: Agnes Mullady
Title: Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated March 8, 2010.

99.2

Complaint, filed March 5, 2010, The Gabelli Global Multimedia Trust Inc. v. Western Investment LLC, Western Investment Hedged Partners LP, Western Investment Total Return Partners LP, Western Investment Total Return Fund Ltd. and Arthur D. Lipson (United States District Court, District of Maryland).